                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
           EXCHANGE ACT OF 1934 (AMENDMENT NO. _____________________)


Filed by the Registrant  / x /

Filed by a Party other than the Registrant /   /

Check the appropriate box:

/x /  Preliminary Proxy Statement

/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

/  /  Definitive Proxy Statement

/  /  Definitive Additional Materials

/  /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                        INTELLIGENT SYSTEMS CORPORATION
--------------------------------------------------------------------------------
                  (Name of Registrant as Specified in Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):


/ x /  No fee required.

/   /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

/   /  Fee paid previously with preliminary materials.

/   /  Check box if any part of the fee is offset as provided by Exchange Act
       Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                                  INTELLIGENT
                                    SYSTEMS

                             4355 SHACKLEFORD ROAD
                            NORCROSS, GEORGIA  30093
                                  770/381-2900



                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

     NOTICE IS HEREBY GIVEN, that the Annual Meeting of Shareholders of Intelligent Systems Corporation (the "Company") will be held on Friday, June 6, 1997 at 4:00 p.m., local time, at the Company's offices, 4355 Shackleford Road, Norcross, Georgia, for the purpose of considering and voting upon:

       1. The approval of an amendment to the Bylaws to provide for the classification of the Board of Directors.

       2. The election of five directors to constitute the Board of Directors and to serve for the respective terms.

       3. The approval of an amendment to the Intelligent Systems Corporation 1991 Stock Incentive Plan increasing the total number of shares of Common Stock that may be issued under the Plan.

       4. Such other matters as may properly come before the meeting or any adjournment thereof.

     Only shareholders of record at the close of business Friday, April 11, 1997, will be entitled to notice of and to vote at the meeting or any adjournment thereof.

     A Proxy Statement and a proxy solicited by the Board of Directors are enclosed herewith. To ensure a quorum for the meeting, please sign, date and return the proxy promptly in the enclosed business reply envelope. If you attend the meeting, you may revoke your proxy and vote in person. The Company's 1996 Annual Report to Shareholders is enclosed for your information.

                                   By order of the Board of Directors,




                                   BONNIE L. HERRON
                                   Secretary

April 18, 1997


     PLEASE COMPLETE AND RETURN THE ENCLOSED PROXY PROMPTLY SO THAT YOUR VOTE MAY BE RECORDED.

                                  INTELLIGENT

                                    SYSTEMS

                             4355 SHACKLEFORD ROAD
                            NORCROSS, GEORGIA  30093

                                PROXY STATEMENT

         FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD JUNE 6, 1997

     This Proxy Statement is furnished to the shareholders of Intelligent Systems Corporation (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the 1997 Annual Meeting of Shareholders of the Company (the "Annual Meeting") and any adjournment thereof. The Annual Meeting will be held on June 6, 1997 at the Company's offices located at 4355 Shackleford Road, Norcross, Georgia, at 4:00 p.m., local time. It is anticipated that this Proxy Statement and the accompanying proxy will be mailed to shareholders on or about April 18, 1997.


                                     VOTING

GENERAL

     The securities that can be voted at the Annual Meeting consist of Common Stock of the Company, $.01 par value per share, with each share entitling its owner to one vote on each matter submitted to the shareholders. The record of shareholders entitled to vote at the Annual Meeting was taken as of the close of business on Friday, April 11, 1997. On that date the Company had outstanding and entitled to vote 5,126,767 shares of Common Stock, with each share entitled to one vote.

QUORUM

     The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock of the Company is necessary to constitute a quorum at the Annual Meeting. Shares which are withheld or abstain from voting will be treated as present at the Annual Meeting for purposes of determining a quorum.

PROXIES

     All properly executed proxy cards delivered pursuant to this solicitation and not revoked will be voted at the Annual Meeting in accordance with the directions given. Shareholders should specify their choices with regard to the proposals to be voted upon on the accompanying proxy card. IF NO SPECIFIC INSTRUCTIONS ARE GIVEN WITH REGARD TO THE MATTERS TO BE VOTED UPON, THEN THE SHARES REPRESENTED BY A SIGNED PROXY CARD WILL BE VOTED "FOR" THE AMENDMENT TO CLASSIFY THE BOARD OF DIRECTORS, "FOR" THE ELECTION OF ALL DIRECTOR NOMINEES AND "FOR" THE AMENDMENT TO THE COMPANY'S 1991 INCENTIVE STOCK OPTION PLAN. If any other matters properly come before the Annual Meeting, the persons named as proxies will vote upon such matters according to their judgment.

     All proxy cards delivered pursuant to this solicitation are revocable at any time at the option of the persons executing them by giving written notice to the Secretary of the Company at 4355 Shackleford Road, Norcross, Georgia 30093, or by executing and delivering to the Secretary a later dated proxy, or by voting in person at the

Annual Meeting, except that any such revocation shall not be effective as to any matter upon which, prior to such revocation, a vote shall have been cast pursuant to the authority conferred by such proxy.

     All expenses incurred in connection with the solicitation of proxies will be borne by the Company. Such costs include charges by brokers, fiduciaries and custodians for forwarding proxy materials to beneficial owners of stock held in their names. Solicitation may be undertaken by mail, telephone and personal contact by directors, officers and employees of the Company without additional compensation.

PRINCIPAL SHAREHOLDERS, DIRECTORS AND CERTAIN EXECUTIVE OFFICERS

     The following table sets forth certain information concerning the only persons who are known to the Company to be beneficial owners of more than 5% of the Company's Common Stock as of February 28, 1997, and the ownership of the Common Stock as of that date by each director, each executive officer named in the Summary Compensation Table and by all directors and officers as a group.

                                                                        SHARES     PERCENT
                                                                     BENEFICIALLY     OF
BENEFICIAL OWNER                          ADDRESS                       OWNED      CLASS a.

J. Leland Strange                         4355 Shackleford Road
  Chairman of the Board, President, CEO   Norcross, GA  30093           1,283,340 b.     24.6%

Wallace R. Weitz & Company c.             9290 West Dodge Road #405       576,300        11.2%
                                          Omaha, NE  68114
Donald A. McMahon
  Director                                                                  1,500         *

James V. Napier
  Director                                                                 11,100         *

John B. Peatman
  Director                                                                  1,280         *

Parker H. Petit
  Director                                                                     --          --

Francis A. Marks
  Vice President                                                          125,000 d.      2.4%

All Directors and Executive Officers
  as a Group (9 persons)                                                1,543,777 e.     28.5%

a. Except as otherwise noted, percentage is determined on the basis of 5,126,767 shares of Common Stock issued and outstanding plus securities deemed outstanding pursuant to Rule 13 (d) - 3 (d) (1) of the Securities Exchange Act of 1934, as amended. An asterisk indicates beneficial ownership of less than 1%.

b. Includes (i) 108,368 shares held by Quadram Christian Foundation, Inc., a nonprofit corporation of which Mr. Strange is a director; (ii) 130,104 shares owned by Jane H. Strange, Mr. Strange's wife, with respect to which shares Mr. Strange may be deemed to be the beneficial owner, but as to which he disclaims any beneficial interest, and (iii) 100,000 shares reserved for issuance to Mr. Strange pursuant to stock options that were exercisable at February 28, 1997 or within sixty days of such date.

c. In a Schedule 13G filed February 11, 1997, Wallace R. Weitz and Company, an Investment Advisor registered under Section 203 of the Investment Advisers Act of 1940, reported beneficial ownership of 576,300 shares of Common Stock, all of which the firm has the sole power to vote and to dispose of.

d. Includes 90,000 shares reserved for issuance to Mr. Marks pursuant to stock options that were exercisable at February 28, 1997 or within sixty days of such date.

e. Includes 285,000 shares reserved for issuance to executive officers pursuant to stock options that were exercisable at February 28, 1997 or within sixty days of such date.

ADDITIONAL INFORMATION


     The Company will furnish without charge a copy of its Annual Report on Form 10-K filed with the Securities and Exchange Commission for the fiscal year ended December 31, 1996, including financial statements and schedules, to any record or beneficial owner of its Common Stock as of April 11, 1997 who requests a copy of such report. Any request for the Form 10-K should be in writing addressed to: Bonnie L. Herron, Vice President and Secretary, Intelligent Systems Corporation, 4355 Shackleford Road, Norcross, Georgia 30093. If the person requesting the Form 10-K was not a shareholder of record on April 11, 1997, the request must include a representation that such person was a beneficial owner of Common Stock of the Company on that date. Copies of any exhibits to the Form 10-K will be furnished on request and upon the payment of the Company's expenses in furnishing such exhibits.


         PROPOSAL NO. 1 - AMENDMENT TO CLASSIFY THE BOARD OF DIRECTORS

     The Board of Directors has unanimously approved and recommends that the shareholders approve a proposed amendment to Section 3.2 of the Company's Bylaws to provide for the classification of the Corporation's directors; that is, dividing the board of directors into three classes, each of which serves for a three year term, with only one class to be elected each year. The full text of the Proposed Amendment is set forth as Exhibit A to this Proxy Statement (the "Proposed Amendment"). The following description of the Proposed Amendment is qualified in its entirety by reference to the text of the Proposed Amendment as set forth in Exhibit A.

THE PROPOSED AMENDMENT

     The Bylaws currently provide that the number of directors shall be fixed by the resolution of the Board of Directors or shareholders. Currently, the Board of Directors consists of five persons. The Proposed Amendment provides that the Board of Directors will be divided into three classes, each class to be as nearly equal in number as possible. It is planned that the Board of Directors will currently continue to consist of five persons. Accordingly, if the Proposed Amendment is adopted, one director will be elected for a term expiring at the 1998 Annual Meeting; two directors will be elected for a term expiring at the 1999 Annual Meeting; and two directors will be elected for a term expiring at the 2000 Annual Meeting; and, in each case, until their respective successors are duly elected and qualified. Starting with the 1998 Annual Meeting of Shareholders, one class will be elected each year for a three-year term.

     Under Georgia law, the Proposed Amendment, if adopted, may not be amended except by the shareholders of the Company.

REASONS FOR THE PROPOSED AMENDMENT

     The Proposed Amendment is designed to protect against rapid shifts in control of the Board of Directors, to assist in assuring continuity in the management, affairs and business strategies of the Company and to provide adequate time for due deliberation of corporate alternatives.

     Over the last several years there has been a trend towards the accumulation of substantial stock positions in public corporations by outside parties either with a view toward utilizing a controlling block of stock to force a merger or consolidation or as a prelude to proposing a restructuring or sale of all or part of a corporation or other similar extraordinary corporate action requiring the approval of its board of directors. Rapid acquisition of stock could also give an outside party the power to influence or control the affairs of a subsidiary or another company in which the Company has an interest. These actions are often undertaken without advance notice to or consultation with management of the corporation. In many cases, such third parties seek representation on the corporation's board of directors in order to increase the likelihood that their proposals will be implemented by the corporation. If the corporation resists the efforts to obtain representation on the corporation's board, the outside parties may commence proxy contests to have themselves or their nominees elected to the board in place of certain directors or the entire board.

     It is believed that in many circumstances such efforts may not be beneficial to the interests of a corporation and its shareholders, because they may deprive the board of directors of the time and information necessary to evaluate the proposal, measure such proposal against the Company's long-term business plan, study alternative proposals and help ensure that the best price is obtained if any transaction ultimately is undertaken. The Company is not aware of any specific effort by a party to obtain control of the Company.

     The Board of Directors believes that the Proposed Amendment is desirable and in the best interests of the Company and its shareholders generally. However, it should be noted that the Proposed Amendment would make a change in directors more difficult at each election of directors even if this would be beneficial to shareholders generally because the staggering of terms of directors would have the effect of requiring at least two shareholder meetings, instead of one, as at present, to effect a change in majority control of the Board. In addition, Georgia law governing staggered boards prohibits removal of incumbent directors except for cause.

     The Proposed Amendment is consistent with Georgia corporate law, which authorizes the classification of a board of directors into two or three
classes.   Under Georgia law, if a vacancy occurs on the Board of Directors such vacancy may be filled by the Board of Directors for the remainder of the full term of the predecessor.

     Because the Proposed Amendment to the Bylaws of the Company may have an impact upon the rights of shareholders and may be characterized as an anti-takeover measure, each shareholder should carefully study the description of the Proposed Amendment contained herein and the text of the Proposed Amendment as set forth in Exhibit A (the "Proposed Amendment") to this Proxy Statement. The Company has authorized but undesignated shares of Special Stock which may be issued by the Board of Directors from time to time without the approval of shareholders and with rights and privileges which may adversely affect the voting power of the Common Stock. There are presently no other provisions in the Company's Restated Articles of Incorporation or Bylaws which would commonly be characterized as anti-takeover measures although the Board of Directors has recently amended certain Bylaw provisions to provide for a more orderly presentation of shareholder proposals at annual or special meetings of the shareholders. The Board of Directors is considering the adoption of a shareholder rights plan under which a shareholder accumulating a large block of the Company's stock in the future could suffer significant dilution if more than a certain number of shares is acquired. Under Georgia law, the adoption of such a plan would not require shareholder approval.

In order for the amendment to the Bylaws to be approved, the votes cast favoring the amendment must exceed the votes cast opposing it. Accordingly, shares that are withheld or abstain from voting will have no effect on the outcome of the vote. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE PROPOSED AMENDMENT.


                  PROPOSAL NO. 2 -- THE ELECTION OF DIRECTORS

NOMINEES

     At the Annual Meeting of Shareholders, five directors constituting the entire Board of Directors of the Company, are to be elected. If the Proposed Amendment contained on Exhibit A is adopted, five directors will be elected for the terms set forth below. If the Proposed Amendment is not adopted, five directors will be elected to hold office until the next Annual Meeting of Shareholders or until their successors are duly elected and qualified. In either case, directors will be elected by a plurality of the shares present and voting at the meeting. A "plurality" means that the individuals who receive the largest number of votes cast are elected as directors up to the maximum number of directors to be chosen at the meeting. Accordingly, shares that are withheld or abstain from voting will have no effect on the outcome of the vote. Unless contrary instructions are given, the proxies will be voted for the nominees.

     In the event that any nominee withdraws or for any reason is not able to serve as a director, the proxy will be voted for such other person as may be designated by the Board of Directors as substitute nominee, but in no event will the proxy be voted for more than five nominees. The Board of Directors has no reason to believe that any nominee will not serve if elected.

     The Board of Directors has nominated the five persons named below to serve as directors of the Company. All of the nominees are currently directors of the Company. The nominees have supplied the Company with the following information concerning their current age, other directorships, positions with the Company, principal employment and shares of Common Stock of the Company beneficially owned by such nominees as of February 28, 1997.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE PROPOSAL TO ELECT THE FIVE NOMINEES LISTED BELOW AS DIRECTORS OF THE COMPANY.

                                                                         SHARES OF COMMON STOCK
                                                                           BENEFICIALLY OWNED
NAME                       AGE       POSITION / PRINCIPAL OCCUPATION       (PERCENT OF CLASS)
==================================================================================================

DIRECTORS TO BE ELECTED TO SERVE UNTIL THE 1998 ANNUAL MEETING

  John B. Peatman          62        Director, Professor of                   1,280        *
                                     Electrical Engineering at
                                     Georgia Institute of
                                     Technology

DIRECTORS TO BE ELECTED TO SERVE UNTIL THE 1999 ANNUAL MEETING

  Donald A. McMahon        66        Director, Private Investor               1,500        *

  Parker H. Petit          57        Chairman of the Board of                    --       --
                                     Matria Healthcare Inc.

DIRECTORS TO BE ELECTED TO SERVE UNTIL THE 2000 ANNUAL MEETING

  James V. Napier          60        Director, Chairman of the               11,100        *
                                     Board of Scientific-Atlanta,
                                     Inc.

  J. Leland Strange        55        Director, Chairman of the            1,283,340      24.6%
                                     Board, President, Chief
                                     Executive Officer

* Less than one percent.

     Mr. McMahon has served as a director of the Company since 1981. He retired in 1984 from the position of President and Chief Executive Officer of Royal Crown Companies and serves as a director of Norrell Corporation.

     Mr. Napier has served as a director since 1982. Mr. Napier is Chairman of the Board and a director of Scientific-Atlanta, Inc., a firm involved in cable television electronics and satellite-based communication networks. He also serves as a director of H.B.O. & Company, Vulcan Materials Company, Engelhard Corporation, Personnel Group of America, Inc. and Westinghouse Air Brake Company. From July 1988 through 1992, Mr. Napier was Chairman and President of Commercial Telephone Group, Inc., a telecommunications engineering design company.

     Dr. Peatman has served as a director since 1979 and has been a Professor of Electrical Engineering at the Georgia Institute of Technology since 1964.

     Mr. Petit has served as a director since July 1996. Mr. Petit has served as Chairman of the Board of Matria Healthcare, Inc., an obstetrical home care and maternity management services company since March 1996. Mr. Petit was founder and Chairman of the Board of Healthdyne, Inc., Matria's predecessor, from 1970 to March 1996. He also serves as a director of Healthdyne Technologies, Inc., Healthdyne Information Enterprises, Inc. and Atlantic Southeast Airlines, Inc.

     Mr. Strange has served as President since 1983, Chief Executive Officer and Chairman of the Board of Directors since 1985, and Chief Financial Officer from November 15, 1991 to October 1995. Mr. Strange serves as a director of IQ Software Corporation and Healthdyne Technologies, Inc.

     Each director has been elected to serve until the 1997 Annual Meeting of Shareholders or until their earlier death, resignation or removal from office. The executive officers of the Company are elected annually by the Board of Directors following the annual meeting of the shareholders and serve for a term of one year or until they are removed, replaced or resign. There are no family relationships among any of the directors and executive officers.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors of the Company met four times during the year ended December 31, 1996. The Audit Committee of the Board of Directors consists of Messrs. McMahon, Napier and Peatman, which met once during the last fiscal year. The Audit Committee recommends the appointment of the Company's independent auditors and meets with the auditors to review their report on the financial operations of the Company. The Board has a Compensation Committee consisting of Messrs. McMahon, Napier and Peatman which met twice during the last year. The Compensation Committee reviews and makes recommendations concerning the appropriate compensation level for the officers of the Company and any changes in the Company's various benefit plans. The Plan Committee, which met once during the year, is responsible for administering the 1991 Stock Option Plan. The Plan Committee has the same members as the Compensation Committee. All directors attended all of the meetings of the Board of Directors and the Committees of the Board on which they served.

EXECUTIVE OFFICERS

     The following information is provided about the non-director executive officers of the Company as of February 28, 1997.


NAME                     AGE  POSITION / PRINCIPAL OCCUPATION
===============================================================================
Henry H. Birdsong        38   Chief Financial Officer

J. William Goodhew, III  59   Vice President

Bonnie L. Herron         49   Vice President and Corporate Secretary

Francis A. Marks         63   Vice President

     Mr. Birdsong joined the Company in 1988 as Controller and Tax Manager, following 6 years of experience in various positions in public accounting. He was appointed Chief Financial Officer in October 1995.

     Mr. Goodhew joined the Company in January 1997 as Vice President. He was president of Peachtree Software, Inc. from 1985 through 1996.

     Mr. Marks joined the Company in May 1982 as Vice President of Product Line Programs after 26 years with IBM Corporation in a variety of managerial and executive positions. He served as Vice President and General Manager of one of the Company's former subsidiaries and was appointed Vice President in 1983.

     Ms. Herron joined the Company in 1982 as Director of Planning at a subsidiary of the Company and subsequently at the Company. She has served as Division Manager of a subsidiary and was elected Secretary in 1987 and Vice President in 1990.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

                                                           LONG TERM COMPENSATION
                                    ANNUAL COMPENSATION            AWARDS
--------------------------------------------------------------------------------------------------------
            (a)              (b)      (c)         (d)               (g)              (i)
                                                                                   All Other
Name and Principal Position  Year    Salary      Bonus          Option/SARs        Compensation *
                                      $            $                 #                $
-------------------------------------------------------------------------------------------------

J. Leland Strange            1996     191,065          --         130,000            2,375
  President & CEO            1995     152,065      39,000         130,000  1.        2,700
                             1994     161,450      10,000              --            3,123

Francis A. Marks             1996     122,985          --          80,000            1,870
  Vice President             1995      92,273      30,000          80,000  1.        2,164
                             1994     100,490       5,000              --            2,849

* Includes contributions to the respective accounts of the executive officers pursuant to the terms of the Company's Tax-Deferred Savings and Protection Plan. Such amounts are fully vested.

1. Options granted in 1995 were canceled and replacement grants were made in 1996.


OPTION/SAR GRANTS IN LAST FISCAL YEAR


                                                                                                      POTENTIAL REALIZABLE
                                                                                                        VALUE AT ASSUMED
                                                                                                     ANNUAL RATES OF STOCK
                                                                                                       PRICE APPRECIATION
                                              INDIVIDUAL GRANTS                                        FOR OPTION TERM **
--------------------------------------------------------------------------------------------------------------------------
   (a)                 (b)            (c)                   (d)            (e)          (f)           (g)         (h)
                                       % of Total
                                      Options/SARs
                                       Granted to
                   Options/SARs   Employees in Fiscal   Exercise or Base  Market
Name                 Granted*             Year          Price             Price   Expiration Date      5%         10%
                       #                                   ($/Sh)         ($/Sh)                       ($)         ($)
--------------------------------------------------------------------------------------------------------------------------
J. Leland Strange    130,000          32%                   2.25           2.25      08/20/06         183,952     466,170
Francis A. Marks      80,000          20%                   2.25           2.25      08/20/06         113,201     286,874

* In 1996, the Company canceled the same number of options which had been granted in 1995 at an exercise price of $2.07 per share and granted
     replacement options at $2.25 per share.   Options vest 100% on August 20,
     2003 but may accelerate under certain conditions which include at least a doubling of the market trading price of the stock compared to the grant price. The exercise dates of these options will be accelerated upon a change in control. Unvested options expire upon termination of employment for any reason.

** Based on the difference between the exercise price and the market value as determined by the market price per share on grant date at the stated assumed rates of appreciation through 08/20/06.

OPTION EXERCISES AND YEAR-END VALUES TABLE


         AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES
---------------------------------------------------------------------------------------------------
       (a)                (b)                (c)                 (d)                   (e)
                                                                                   Value of
                                                              Number of          Unexercised
                                                         Unexercised Options     In-the-Money
                                                                  at              Options at
                                                                FY-End             FY-End*

                    Shares Acquired         Value            Exercisable/        Exercisable/
Name                  on Exercise         Realized          Unexercisable       Unexercisable
                           #                  $                   #                     $
---------------------------------------------------------------------------------------------------
J. Leland Strange       50,000             103,125        100,000 / 130,000      212,500 / 97,500

Francis A. Marks         - 0 -              - 0 -          90,000 /  80,000      191,250 / 60,000

* Based on the difference between the exercise price and the closing sales price per share for the Common Stock on December 31, 1996 of $3.00, as reported by the American Stock Exchange.

TEN-YEAR OPTION/SAR REPRICINGS

As more fully discussed in the Compensation Committee Report, in 1996 the Company canceled options originally issued in 1995 and granted replacement options in 1996 at a higher exercise price per share.


       (a)           (b)            (c)                   (d)                   (e)                  (f)                 (g)
                                                                                                                  Length of Original
                                 Number of        Market Price of       Exercise Price At                            Option Term
                                Option/SARs       Stock at Time of      Time of Repricing                         Remaining at Date
                            Repriced or Amended     Repricing or           or Amendment       New Exercise Price   of Repricing or
------------------------------------------------------------------------------------------------------------------------------------
J. Leland Strange  8/20/96      130,000              2.25                  2.07                 2.25               9 years
  President

Francis A. Marks   8/20/96       80,000              2.25                  2.07                 2.25               9 years
  Vice President

Bonnie L. Herron   8/20/96       80,000              2.25                  2.07                 2.25               9 years
  Vice President

Henry H. Birdsong  8/20/96       20,000              2.25                  2.07                 2.25               9 years
  CFO

COMPENSATION OF DIRECTORS

     Non-employee directors are paid $8,000 per year plus a fee of $2,000 per meeting day. Total compensation is capped at $16,000 annually. Effective January 1, 1992, the Company adopted the Outside Directors' Retirement Plan which provides for each nonemployee director, upon resignation from the Board after reaching the age of 65, to receive a lump sum cash payment equal to $5,000 for each full year of service as a director of the Company (and its predecessors and successors) up to $50,000.

CHANGE-IN-CONTROL ARRANGEMENTS

     Effective January 1, 1992, the Company adopted the Change in Control Plan for Officers (the "Change in Control Plan") so that if control of the Company changes in the future, management would be free to act on behalf of the Company and its shareholders without undue concern for the possible loss of future compensation. A "change in control" is defined to mean either: (i) the accumulation by an unrelated person of beneficial ownership of more than 25 percent of the Company's Common Stock, (ii) the sale of all or substantially all of the Company's assets to an unrelated person, in a merger or otherwise, or (iii) a change of control within the meaning of the rules promulgated by the Securities and Exchange Commission.

     Under the Change in Control Plan, if an officer terminates after a change in control, the officer would receive a lump sum cash payment in an amount equal to twice the total of (i) such officer's base annual salary at the time of termination, (ii) the cash value of annual benefits, and (iii) such officer's bonus for the most recent year, if any. Additionally, upon a change in control, all options shall vest and the exercise period for all options becomes the longer of (i) one year after the date of termination or (ii) the exercise period specified in the officer's option agreement. The right to such benefits would lapse one year after the occurrence of the last change in control event to occur if there were no actual termination during that period. Currently, J. Leland Strange, Francis A. Marks and Bonnie L. Herron are the only officers designated by the Board to participate in the Change in Control Plan.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors (the "Compensation Committee") is responsible for reviewing and approving compensation paid by the Company to the executive officers of the Company. The Compensation Committee reviews compensation of the executive officers annually, with input from the Chief Executive Officer. The 1991 Stock Plan Committee (the "Plan Committee") is responsible for administering the 1991 Stock Incentive Plan, including selecting individuals who will receive stock option grants and determining the timing, pricing and amounts of the options granted. The Plan Committee reviewed and granted stock options to executive officers in 1991, 1995 and 1996. Both committees are comprised of three nonemployee directors of the Company.

     The Securities and Exchange Commission requires that all compensation committees discuss how the companies that they serve intend to deal with the newly enacted cap on the deductibility of compensation over $1 million for proxy-named executive officers. Given the Company's current level of executive compensation, it is not now necessary to consider this issue.

     The basic goal of the Company's compensation program for executive officers is to:

      - fairly compensate executive officers commensurate with their responsibilities and contribution to the Company

      - reward management for achievement of financial goals of the Company and specified subsidiaries, where the contribution of the executive can be tied to operations under his control

      - align management's compensation with shareholder interests as measured by stock price appreciation

     In 1996, the compensation of executive officers consisted of a base salary and long-term compensation consisting of stock options. In 1994 and 1995, the compensation of the named executive officers included a base salary, a cash incentive plan, and long-term compensation consisting of stock options.
Because the Company has only two named executive officers and is not a traditional operating company with readily identifiable comparative companies, the base salary is determined by the Compensation Committee. The Committee intends the base salary to be in the median range for persons with similar experience and scope of responsibility. The Committee considers a number of subjective factors including the nature, scope and variety of responsibilities of each executive as well as the Company's financial results and condition.
The Committee considers an individual executive's performance in a variety of functions which may include line responsibility for established as well as start-up companies, corporate development activities (including acquisitions and investments), completion of significant transactions, contribution to and management of the Company's minority-owned partnership businesses and other corporate functions.

     Cash incentives, when included in the compensation plan, are earned by the named executives based on achievement of specified quarterly and annual financial goals of the Company as a whole and those subsidiaries or projects for which the named executive has management responsibility. Cash incentives were earned in 1994 and 1995 based on a combination of achievement of performance measures at certain subsidiaries for which the individual executives had responsibility as well as overall corporate results. In 1996, a cash incentive was not part of the executive's compensation for several reasons. There were changes in responsibility during the year and a significant amount of the executive's responsibilities were with start-up subsidiaries and minority-owned companies, in which there was no direct measurable financial result which could be tied to the executive's performance.

     The Company's long-term incentive compensation plan is based on the 1991 Stock Incentive Plan which is designed to reward executives for increases in the market price of the Company's stock, thus linking the interest of executives and shareholders. The Plan Committee, in its sole discretion, grants options to those individuals whose contribution is most likely to have an impact on the Company's overall performance and price of the Company's common stock. The number of options granted to an individual executive is designed to provide an adequate financial incentive over a three to five year time frame and to provide equity interest in the Company to its executives.
The number of options granted to an executive officer depends upon a subjective evaluation of the individual's contribution to the company. In 1996, the Plan Committee canceled stock options which had been granted in 1995 to executive officers and re-issued the same number of options in 1996 in order to provide favorable tax treatment of the options as incentive stock options. The canceled options had an exercise price of $2.07 per share compared to $2.25 for the replacement options. Prior to seven years from the date of grant, stock options granted in 1996 to named executives will have value only if the stock price more than doubles the grant price.

     It is the policy of the Company to provide executives with the same benefits provided to all other employees with respect to medical, dental, life insurance and 401(k) plans.

CHIEF EXECUTIVE OFFICER COMPENSATION

     The Compensation Committee reviews the compensation of the Chief Executive Officer annually. Mr. Strange, the largest shareholder of the Company, does not
have an employment agreement with the Company.   Since there are no directly
comparable peer group companies, in setting Mr. Strange's compensation the Committee considers a number of subjective factors including the nature, scope and variety of his responsibilities, his contribution to increasing the value of the Company's minority-owned companies, and the Company's financial results and condition. The Compensation Committee believes Mr. Strange's compensation is appropriate in consideration of the scope of Mr. Strange's position and the performance of the Company. In 1996, Mr. Strange's total compensation was approximately the same as in 1995. In 1996, the Company significantly reduced its debt, increased stockholders' equity and achieved better overall financial results than in the prior year. Mr. Strange was awarded stock options in 1991 and 1996 under the same conditions as described above for all executive officers. In determining the number of options granted, the Plan Committee considered his base salary, the number of shares owned by Mr. Strange, and the number of options granted to other executives. The Plan Committee believes the options provide a reasonable financial incentive and directly tie increases in Mr. Strange's total compensation to increases in shareholder value. Prior to seven years from the date of grant, stock options granted in 1996 to Mr. Strange will have value only if the stock price more than doubles the grant price.


                   COMPENSATION COMMITTEE  PLAN COMMITTEE
                     Donald A. McMahon     Donald A. McMahon
                     James V. Napier       James V. Napier
                     John B. Peatman       John B. Peatman

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Messrs. McMahon, Napier and Peatman served as members of the Compensation Committee and the Plan Committee in 1996. None of these individuals is a present or former officer or employee of the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On December 2, 1996, J. Leland Strange, a director and President of the Company, exercised an option to acquire 50,000 shares of Common Stock of the Company. Mr. Strange turned in 14,894 shares to the Company to pay the exercise price and sold the remaining 35,106 shares to the Company at fair market value ($2.9375 per share). The gain realized by Mr. Strange in this transaction was $103,125. The sale had been approved in advance by the full Board of Directors of the Company. The Company retired the 50,000 shares received in this transaction.


  PROPOSAL NO. 3 -- ADOPTION OF AN AMENDMENT TO THE 1991 STOCK INCENTIVE PLAN

INTRODUCTION

     The Board of Directors has adopted a resolution approving and recommending to the stockholders an amendment (the "Stock Option Amendment") to the Company's 1991 Stock Incentive Plan (the "Stock Plan") that would increase the total number of shares of the Company's Common Stock that may be issued under the Stock Plan from 650,000 to 925,000. The complete text of the proposed Stock Option Amendment is set forth in Exhibit B to this Proxy Statement.

     As of the date hereof, there remain only 20,000 shares available for option pursuant to the Stock Plan. The Stock Plan does not expire until December 12, 2001. The Company's Board of Directors believes the Stock Plan can be utilized effectively over the next several years to advance the Company's interest only if additional shares are made available for option pursuant to the Stock Plan.

GENERAL

     The Stock Plan is intended to further the growth and development of the Company by encouraging employees of the Company and its subsidiaries to obtain a proprietary interest in the Company by purchasing its Common Stock. The Company believes that the Stock Plan will help attract and retain employees, and stimulate the efforts of such employees for the success of the Company and its subsidiaries.

     In December 1996, the Company granted 100,000 options to Mr. J. William Goodhew, III, a newly elected vice president of the Company, subject to stockholder approval of the proposed amendment. Presently only the five executive officers of the Company participate in the Stock Plan and there are no plans to issue additional options, other than those granted to Mr. Goodhew, in the foreseeable future. For descriptions of certain options granted in prior periods to other executive officers, refer to information provided under the Executive Compensation section of the Proxy Statement.

ADMINISTRATION

     The Stock Plan is administered by a committee appointed by the Board of Directors of the Company from among its members and consists of at least two members (the "Committee"). The Committee has full authority to (i) determine the employees to whom options ("Options") and awards of restricted stock ("Restricted Stock") (collectively, "Stock Rights") will be granted, as well as the terms of the Stock Rights and the number of shares of Common Stock awarded or offered pursuant to such Stock Rights, (ii) determine whether an Option will constitute an incentive stock option intended to qualify under Section 422 of the Internal Revenue Code ("Incentive Stock Option") or a nonqualified option not intended to qualify under Section 422 ("Nonqualified Stock Option") and

(iii) interpret the provisions of, and prescribe, amend and rescind any rules and regulations relating to the Stock Plan.

ELIGIBILITY

     Pursuant to the Stock Plan, employees of the Company or its subsidiaries, including officers and directors who are also employees, are eligible for consideration for the granting of Stock Rights by the Committee. Presently five executive officers are participants in the Stock Plan.

SHARES AVAILABLE

     Presently, the Stock Plan provides that the Committee may grant Stock Rights with respect to a maximum of 650,000 shares of Common Stock, subject to anti-dilution provisions contained in the Stock Plan. The proposed amendment would increase the number of shares which could be issued to 925,000. On March 14, 1997, the closing sale price on the American Stock Exchange of the Common Stock was $3 3/8 per share.

TERMS OF OPTIONS

Grant of Options

     The Committee is authorized to grant to employees either Incentive Stock Options or Nonqualified Stock Options, or both, for the purchase of Common Stock.

Option Price

     The purchase price of each share of Common Stock subject to an Option (the "Option Price") will be determined by the Committee. However, the Option Price may not be less than 50% of the fair market value of the Common Stock, or in the case of an Incentive Stock Option less than the fair market value of the Common Stock, in each case on the date the Option is granted. Additionally, the Committee may not grant Incentive Stock Options to employees who own beneficially more than 10% of the outstanding shares of Common Stock unless the Option Price of such Options is at least 110% of the fair market value of the Common Stock and the Options are not exercisable for more than five years.

Term and Exercise of Options

     Each Option granted under the Stock Plan may be exercised on such dates, during such periods and for such number of shares as determined by the Committee. The term of any Option will be determined by the Committee, but in the case of an Incentive Stock Option, the term may not exceed ten years from the date of grant. Additionally, Options granted to an officer of the Company may not be exercised for at least six months after the date of grant.

     An Option granted under the Stock Plan may be exercised for less than the full number of shares of Common Stock subject to such Option, but generally no Option may be exercised for less than 100 shares unless the remaining shares purchasable under the Option are less than 100 shares. Upon the exercise of an Option, payment must be made in full in cash, or (if permitted by the Committee) in shares of Common Stock already owned by the option holder (which shares will be valued for such purpose on the basis of their fair market value on the date of exercise) or in a combination of cash and shares.

Reload Options

     In the discretion of the Committee, any Option may be accompanied by a "Reload Option," which would be granted automatically to an option holder who pays for all or part of the Option shares with shares of Common Stock. The Reload Option would give the option holder the right to acquire the same number of shares of Common Stock as used to pay for the original Option Shares. A Reload Option is subject to all of the same terms and conditions as the original Option, except that the Option Price for shares acquired pursuant to a Reload Option will be equal to the fair market value of the Common Stock at the time the original Option is exercised.

Transfers; Termination of Employment

     Options granted under the Stock Plan will be nontransferable and nonassignable except at death. The Committee is authorized to determine the effect of the termination of an option holder's employment with the Company (including its subsidiaries) upon such option holder's right to exercise an Option, which may include immediate or deferred termination of such option holder's rights under an Option or acceleration of the date at which an Option may be exercised in full.

RESTRICTED STOCK

     The Committee is authorized to award to employees of the Company or its subsidiaries shares of Restricted Stock. Restricted stock is Common Stock that is subject to restrictions and conditions established at the time of the award: if these restrictions and conditions are not satisfied, the employee will forfeit the Restricted Stock; if they are satisfied, the employee will hold the Restricted Stock free and clear, subject to ordinary securities law restrictions.

     Shares of the Restricted Stock still subject to restriction will be nontransferable and nonassignable except at death. The Committee is authorized to determine the effect of the termination of employment with the Company (including its subsidiaries) upon such holder's rights with respect to such Restricted Stock, which may include immediate or deferred forfeiture of such Restricted Stock or acceleration of the date at which any remaining restrictions shall lapse.

TERMINATION AND AMENDMENT

     The Stock Plan became effective on December 13, 1991 and will terminate on December 12, 2001. The Board of Directors of the Company may amend the Stock Plan at any time, provided that no amendment may be effected without the approval of the shareholders of the Company if such amendment would (i) materially increase the number of shares of Common Stock subject to the Stock Plan; (ii) materially change or modify the class of persons that may participate in the Stock Plan; or (iii) materially increase the benefits accruing to participants under the Stock Plan. Additionally, no amendment may be effected without the approval of the holders of Stock Rights if such amendment would adversely affect, in any way, the rights of such participants under the Stock Plan.

FEDERAL INCOME TAX CONSEQUENCES

     An option holder will not have any tax consequences upon issuance or, generally, upon exercise of an Incentive Stock Option. However, the exercise of an Incentive Stock Option may result in tax consequences under some circumstances.

     First, if an option holder disposes of Common Stock acquired under an Incentive Stock Option before the expiration of the requisite holding periods (generally, two years after grant and one year after exercise), the option holder will recognize ordinary income in an amount equal to the difference between the Option Price and the lesser of (i) the fair market value of the shares on the date of exercise and (ii) the price at which the shares are sold. This amount will be taxed at ordinary income rates. If the sale price of the shares is greater than their fair market value on the date of exercise, the difference will be recognized as gain by the option holder and taxed at the applicable capital gains rate. If the holding period requirements have not been satisfied for shares previously acquired through the exercise of an Incentive Stock Option and the option holder uses these shares to pay the Option Price under an Incentive or Nonqualified Stock Option, that use of the previously acquired shares will be treated as a disposition of these shares subject to the tax consequences described above in this paragraph.

     An option holder also will have tax consequences upon exercise of an Incentive Stock Option if, at the time of grant, the aggregate fair market value of shares of the Common Stock subject to Incentive Stock Options which first become exercisable by an option holder in any one calendar year exceeds $100,000. If this occurs, the excess shares will be treated as though they are subject to a Nonqualified Stock Option instead of an Incentive Stock Option. Upon exercise of an Option with respect to these shares, the option holder will have the tax consequences described below with respect to the exercise of Nonqualified Stock Options.

     Finally, except to the extent that an option holder has recognized income with respect to the exercise of an Incentive Stock Option (as described in the two preceding paragraphs), the amount by which the fair market value of a share of Common Stock at the time of exercise exceeds the Option Price will be included in determining an option holder's alternative minimum taxable income, and may cause the option holder to incur an alternative minimum tax liability in the year of exercise.

     There will be no tax consequences to the Company upon issuance or, generally, upon exercise of an Incentive Stock Option. However, to the extent that an option holder recognizes ordinary income upon exercise, as described above, the Company will have a deduction in the same amount.

Nonqualified Stock Options

     Neither the Company nor the option holder will have any income tax consequences upon the issuance of Nonqualified Stock Options. Generally, when an option holder exercises Nonqualified Stock Options, the option holder recognizes ordinary income in the amount by which the fair market value of the shares at the time of exercise exceeds the Option Price for such shares. For the Company's tax year in which the option holder exercises the Option, the Company will have a deduction in the same amount as the ordinary income recognized by the option holder.

     If an option holder exercises a Nonqualified Stock Option by paying the Option Price with previously acquired Common Stock, the option holder will recognize income (relative to the new shares he or she is receiving) in two steps. In the first step, a number of new shares equivalent to the number of old shares tendered (in payment of the Nonqualified Stock Option exercised) will be considered to have been exchanged in accordance with Section 1036 of the Internal Revenue Code and the rulings thereunder, and no gain or loss will be recognized. In the second step, with respect to the number of new shares acquired in excess of the number of old shares tendered, the option holder will recognize income on those new shares equal to their fair market value on the date of exercise less any nonstock consideration tendered.

Restricted Stock

     A holder of Restricted Stock will recognize income upon its receipt, but generally only to the extent that it is not subject to a substantial risk of forfeiture. If the Restricted Stock is subject to restrictions that lapse in increments over a period of time (so that the holder becomes vested in a portion of the shares as the restrictions lapse), the holder will recognize income in any tax year only with respect to the shares that become nonforfeitable during that year. The income recognized will be equal to the fair market value of those shares, determined as of the time that the restrictions on those shares lapse. That income generally will be taxable at ordinary income tax rates. The Company generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the holder of the Restricted Stock. Upon disposition of the shares of Restricted Stock, the excess of the sales price of the shares over the fair market value of those shares, determined as of the date the restrictions thereon lapsed, will be treated as a capital gain.

     To avoid taxation at the time Restricted Stock becomes nonforfeitable, as described in the preceding paragraph, a holder of Restricted Stock may elect to recognize ordinary income for the taxable year in which he receives an award of Restricted Stock in an amount equal to the fair market value of all shares of Restricted Stock awarded to him (even if the shares are subject to forfeiture). For purposes of this election, fair market value will be determined as of the date the award of Restricted Stock is made or, if later, the date the Restricted Stock is transferred to the holder. The income recognized will be taxable at ordinary income tax rates. The Company generally will be entitled to a deduction in an amount equal to the amount of ordinary income recognized by the holder at the time of his election. Upon disposition of the shares of Restricted Stock, the excess of the sales price of the shares over the fair market value of the shares on the date of award or transfer, as applicable, will be treated as a capital gain.

RECENT GRANTS OF OPTIONS

     During the year ended December 31, 1996, the Committee granted replacement Options to purchase shares of Common Stock at an option price of $2.25 per share to Mr. Marks (80,000 shares), Mr. Strange (120,000 shares), Ms. Herron (80,000 shares) and Mr. Birdsong (20,000 shares). The Committee also granted Options to purchase 100,000 shares to Mr. Goodhew at an option price of $2.9375. Mr. Goodhew's option is subject to the approval of the amendment to the Stock Plan by the shareholders.

     In order for the amendment to the Stock Plan to be approved, the votes cast favoring the amendment must exceed the votes cast opposing it. Accordingly, shares that are withheld or abstain from voting will have no effect on the outcome of the vote. THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE PROPOSAL TO AMEND THE 1991 STOCK INCENTIVE PLAN.

Performance Graph

     Set forth below is a line graph comparing the cumulative total shareholder return on the Company's Common Stock, based on the market price of the Common Stock, with the cumulative total return of the companies on the AMEX Market Value Index and the S&P Technology Sector Index.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
AMONG INTELLIGENT SYSTEMS, THE S&P TECHNOLOGY SECTOR INDEX AND THE AMEX MARKET VALUE INDEX



                                                         Cumulative Total Return
                                                 ----------------------------------------
                                                 12/91  12/92  12/93  12/94  12/95  12/96
Intelligent Syn Corp               INS           100    156    172    189    189    267

AMEX MARKET VALUE                  IAMX          100    101    121    110    139    267

S&P TECHNOLOGY SECTOR              ITES          100    104    128    149    215    305


* $100 invested on 12/31/91 in stock or index - including reinvestment of dividends. Fiscal year ending December 31.

RESEARCH                                          Total Return - Data Summary


                                      INS



                                                         Cumulative Total Return
                                                 ----------------------------------------
                                                 12/91  12/92  12/93  12/94  12/95  12/96
Intelligent Syn Corp               INS           100    156    172    189    189    267

AMEX MARKET VALUE                  IAMX          100    101    121    110    139    267

S&P TECHNOLOGY SECTOR              ITES          100    104    128    149    215    305



12-Feb-97                                                                 Page 1

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, and regulations of the Securities and Exchange Commission thereunder require the Company's executive officers and directors and persons who own more than ten percent of the Company's Common Stock, as well as certain affiliates of such persons, to file initial reports of ownership of the Company's Common Stock and changes in such ownership with the Securities and Exchange Commission and the American Stock Exchange. Executive officers, directors and persons owning more than ten percent of the Company's Common Stock are required by Securities and Exchange Commission regulation to furnish the Company with copies of all
Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, the Company believes that, during the fiscal year ended December 31, 1996, all filing requirements applicable to its executive officers, directors, and owners of more than ten percent of the Company's Common Stock were complied with in a timely manner.


                         INDEPENDENT PUBLIC ACCOUNTANTS

     Arthur Andersen LLP, Atlanta, Georgia, acted as the Company's principal independent public accountants for the fiscal year ended December 31, 1996. Representatives of Arthur Andersen LLP are expected to be present at the shareholders' meeting and will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions.


                SHAREHOLDERS' PROPOSALS FOR 1998 ANNUAL MEETING

     Proposals of shareholders intended to be presented at the Company's 1998 Annual Meeting of Shareholders should be submitted to the Secretary of the Company by certified mail, return receipt requested and must be received by the Company at its offices in Norcross, Georgia on or before December 19, 1997 to be eligible for inclusion in the Company's proxy statement and form of proxy for that meeting.


                OTHER MATTERS WHICH MAY COME BEFORE THE MEETING

     The Board of Directors knows of no matters other than those stated above which are to be brought before the meeting. However, if any other matter should be presented for consideration and voting, it is the intention of the persons named in the enclosed form of proxy to vote the proxy in accordance with their judgment of what is in the best interest of the Company.

                                 By order of the Board of Directors




                                 BONNIE L. HERRON
                                 Secretary

Norcross, Georgia
April 18, 1997

                                   EXHIBIT A

                    PROPOSED AMENDMENT OF SECTION 3.2 OF THE
                           BYLAWS OF THE CORPORATION

RESOLVED, that the Bylaws of the Corporation, be amended by the deletion of existing Section 3.2 and the substitution of the following text, so that
Section 3.2 shall be and read in its entirety as follows:

3.2 NUMBER, ELECTION AND TERM OF OFFICE. The number of directors of the Corporation shall be fixed by resolution of the Board of Directors or of the shareholders from time to time; provided, however, that no decrease in the number of directors shall have the effect of shortening the term of an incumbent director. The Board of Directors shall be divided into three classes, Class I, Class II and Class III, as nearly equal in number as possible. The term of office of the Directors in Class I shall expire at the 1998 Annual Meeting of Shareholders. The term of office of the Directors in Class II shall expire at the 1999 Annual Meeting of Shareholders. The term of office of the Directors in Class III shall expire at the 2000 Annual Meeting of Shareholders. At each Annual Meeting of the Shareholders, Directors chosen to succeed those whose terms then expire shall be elected for a term of office expiring at the third succeeding Annual Meeting of Shareholders after the election. When the number of Directors is changed, subject to any requirements of the Code, any newly-created directorships or any decrease in directorships shall be apportioned among the classes by the Board of Directors as to make all classes as nearly equal in number as possible. A director shall hold office until the Annual Meeting of Shareholders for the year in which his or her term expires and until his or her successor shall be elected.

                                   EXHIBIT B

                  PROPOSED AMENDMENT OF ARTICLE 5.1(A) OF THE
                        INTELLIGENT SYSTEMS CORPORATION
                           1991 STOCK INCENTIVE PLAN

RESOLVED, that the Intelligent Systems Corporation 1991 Stock Incentive Plan be amended by the deletion of the existing Section 5.1(a) and the substitution of the following text, so that Section 5.1(a) shall be and read in its entirety as follows:

5.1 LIMITATIONS. Subject to any antidilution adjustment pursuant to the provisions of Section 5.2 hereof, the maximum number of shares of Stock that may be issued hereunder shall be 925,000. Shares subject to an Option or issued as an Award may be either authorized and unissued shares or shares issued and later acquired by the Company. The shares covered by any unexercised portion of an Option that has terminated for any reason (except as set forth in the following paragraph), or any forfeited portion of an Award (except any portion as to which the Grantee has received, and not forfeited, dividends or other benefits of ownership other that voting rights) may again be optioned or awarded under the Plan, and such shares shall not be considered as having been optioned or issued in computing the number of shares of Stock remaining available for option or award hereunder.

                         INTELLIGENT SYSTEMS CORPORATION

                            1991 STOCK INCENTIVE PLAN

                         [As adopted December 13, 1991]

                         INTELLIGENT SYSTEMS CORPORATION
                            1991 STOCK INCENTIVE PLAN
                                TABLE OF CONTENTS


                                                                        Page
                                                                        ----

ARTICLE I DEFINITIONS ............................................        1
      (a) "Award" ................................................        1
      (b) "Board" ................................................        1
      (c) "Code" .................................................        1
      (d) "Committee" ............................................        1
      (e) "Company" ..............................................        1
      (f) "Director" .............................................        1
      (g) "Disinterested Person" .................................        1
      (h) "Employee" .............................................        1
      (i) "Employer" .............................................        1
      (j) "Fair Market Value" ....................................        2
      (k) "Grantee" ..............................................        2
      (l) "ISO" ..................................................        2
      (m) "1934 Act" .............................................        2
      (n) "Officer" ..............................................        2
      (o) "Option" ...............................................        3
      (p) "Option Agreement" .....................................        3
      (q) "Optionee" .............................................        3
      (r) "Option Price" .........................................        3
      (s) "Parent" ...............................................        3
      (t) "Plan" .................................................        3
      (u) "Purchasable," .........................................        3
      (v) "Qualified Domestic Relations Order" ...................        3
      (w) "Reload Option" ........................................        3
      (x) "Restricted Stock" .....................................        3
      (y) "Restriction Agreement" ................................        3
      (z) "Stock" ................................................        4
      (aa)"Subsidiary ...........................................         4

ARTICLE II THE PLAN...............................................        4
      Section 2.1 Name ...........................................        4
      Section 2.2 Purpose ........................................        4
      Section 2.3 Effective Date .................................        4
      Section 2.4 Termination Date ...............................        4

ARTICLE III ELIGIBILITY...........................................        4

                                                                        Page
                                                                        ----

ARTICLE IV ADMINISTRATION .........................................       5
      Section 4.1  Duties and Powers of the Committee .............       5
      Section 4.2  Interpretation; Rules ..........................       5
      Section 4.3  No Liability ...................................       5
      Section 4.4  Majority Rule ..................................       5
      Section 4.5  Company Assistance .............................       6

ARTICLE V SHARES OF STOCK SUBJECT TO PLAN .........................       6
      Section 5.1  Limitations ....................................       6
      Section 5.2  Antidilution ...................................       6

ARTICLE VI OPTIONS ................................................       8
      Section 6.1  Types of Options Granted .......................       8
      Section 6.2  Option Grant and Agreement .....................       8
      Section 6.3  Optionee Limitations ...........................       8
      Section 6.4  $100,000 Limitation ............................       9
      Section 6.5  Option Price ...................................       9
      Section 6.6  Exercise Period ................................       9
      Section 6.7  Option Exercise ................................       9
      Section 6.8  Nontransferability of Option ...................      10
      Section 6.9  Termination of Employment ......................      10
      Section 6.10 Employment Rights ..............................      11
      Section 6.11 Certain Successor Options ......................      11
      Section 6.12 Conditions to Issuing Option Stock .............      11

ARTICLE VII RESTRICTED STOCK ......................................      12
      Section 7.1  Awards of Restricted Stock .....................      12
      Section 7.2  Non-Transferability ............................      12
      Section 7.3  Lapse of Restrictions ..........................      12
      Section 7.4  Termination of Employment ......................      12
      Section 7.5  Treatment of Dividends .........................      13
      Section 7.6  Delivery of Shares .............................      13

ARTICLE VIII TERMINATION, AMENDMENT AND
      MODIFICATION OF PLAN ........................................      13

ARTICLE IX MISCELLANEOUS...........................................      14
      Section 9.1  Replacement or Amended Grants ..................      14
      Section 9.2  Forfeiture for Competition .....................      14
      Section 9.3  Plan Binding on Successors .....................      14
      Section 9.4  Gender .........................................      14
      Section 9.5  Headings Not a Part of Plan ....................      14



                         INTELLIGENT SYSTEMS CORPORATION
                            1991 STOCK INCENTIVE PLAN

                                    ARTICLE I
                                   DEFINITIONS

     As used herein, the following terms have the meanings hereinafter set forth unless the context clearly indicates to the contrary:

     (a)  "Award" shall mean a grant of Restricted Stock.

     (b)  "Board" shall mean the Board of Directors of the Company.

     (c) "Code" shall mean the United States Internal Revenue Code of 1986, as amended, including effective date and transition rules (whether or not codified). Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

     (d) "Committee" shall mean a committee of at least two Directors appointed from time to time by the Board, having the duties and authority set forth herein in addition to any other authority granted by the Board; provided, however, that with respect to any Options or Awards granted to an individual who is an Officer, the Committee shall consist of at least two Directors (who need not be members of the Committee with respect to Options or Awards granted to any other individuals) who are Disinterested Persons, and all authority and discretion shall be exercised by such Disinterested Persons, and references herein to the "Committee" shall mean such Disinterested Persons insofar as any actions or determinations of the Committee shall relate to or affect Options or Awards made to or held by any Officer.

     (e) "Company" shall mean Intelligent Systems Corporation, a Georgia corporation.

     (f)   "Director" shall mean a member of the Board.

     (g) "Disinterested Person" shall have the meaning set forth in Rule 16b-3 under the 1934 Act, as the same may be in effect from time to time, or in any successor rule thereto, and shall be determined for all purposes under the Plan according to interpretative or "no-action" positions with respect thereto issued by the Securities and Exchange Commission.

     (h) "Employee" shall mean any employee of the Company or any Subsidiary of the Company.

     (i)   "Employer" shall mean the corporation that employs a Grantee.

     (j)  "Fair Market Value" of the shares of Stock on any date shall mean

          (i) the closing sales price, regular way, or in the absence thereof the mean of the last reported bid and asked quotations, on such date on the exchange having the greatest volume of trading in the shares during the thirty-day period preceding such date (or if such exchange was not open for trading on such date, the next preceding date on which it was open); or

          (ii) if there is no price as specified in (i), the final reported sales price or, if not reported, the mean of the closing high bid and low asked prices in the over-the-counter market for the shares as reported by the National Association of Securities Dealers Automatic Quotation System or, if not so reported, then as reported by the National Quotation Bureau Incorporated, or if such organization is not in existence, by an organization providing similar services, on such date (or if such date is not a date for which such system or organization generally provides reports, then on the next preceding date for which it does so); or

          (iii) if there also is no price as specified in (ii), the price determined by the Committee by reference to bid-and-asked quotations for the shares provided by members of an association of brokers and dealers registered pursuant to subsection 15(b) of the 1934 Act, which members make a market in the shares, for such recent dates as the Committee shall determine to be appropriate for fairly determining current market value; or

          (iv) if there also is no price as specified in (iii), the amount determined in good faith by the Committee based on such relevant facts, which may include opinions of independent experts, as may be available to the Committee.

     (k) "Grantee" shall mean an Employee who is an Optionee or who has received an Award.

     (l) "ISO" shall mean an Option that complies with and is subject to the terms, limitations and conditions of Code section 422 and any regulations promulgated with respect thereto.

     (m) "1934 Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

     (n) "Officer" shall mean a person who constitutes an officer of the Company for the purposes of Section 16 of the 1934 Act, as determined by reference to such Section 16 and to the rules, regulations, judicial decisions, and interpretative or

"no-action" positions with respect thereto of the Securities and Exchange Commission, as the same may be in effect or set forth from time to time.

     (o) "Option" shall mean a contractual right to purchase Stock granted pursuant to the provisions of Article VI hereof

     (p) "Option Agreement" shall mean an agreement between the Company and an Optionee setting forth the terms of an Option.

     (q) "Optionee" shall mean a person to whom an Option has been granted hereunder.

     (r) Option Price" shall mean the price at which an Optionee may purchase a share of Stock pursuant to an Option.

     (s) "Parent" shall mean any corporation (other than the Employer) in an unbroken chain of corporations ending with the Employer if, at the relevant time, each of the corporations other than the Employer owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     (t) "Plan" shall mean the 1991 Stock Incentive Plan of the Company.

     (u) "Purchasable," when used to describe Stock, shall refer to Stock that may be purchased by an Optionee under the terms of this Plan on or after a certain date specified in the applicable Option Agreement.

     (v) "Qualified Domestic Relations Order" shall have the meaning set forth in the Code or in the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations promulgated under the Code or such Act.

     (w) "Reload Option" shall mean an Option that is granted, without further action of the Committee, (i) to an Optionee who surrenders or authorizes the withholding of shares of Stock in payment of amounts specified in paragraphs 6.7(c) or 6.7(d) hereof, (ii) for the same number of shares as is so paid, (iii) as of the date of such payment and at an Option Price equal to the Fair Market Value of the Stock on such date, and (iv) otherwise on the same terms and conditions as the Option whose exercise has occasioned such payment, subject to such contingencies, conditions or other terms as the Committee shall specify at the time such exercised Option is granted.

     (x) "Restricted Stock" shall mean Stock issued, subject to restrictions, to an Employee pursuant to Article VII hereof.

     (y) "Restriction Agreement" shall mean the agreement setting forth the terms of an Award, and executed by a Grantee as provided in Section 7.1 hereof.

     (z) "Stock" shall mean the $.01 par value common stock of the Company or, in the event that the outstanding shares of such stock are hereafter changed into or exchanged for shares of a different class of stock or securities of the Company or some other corporation, such other stock or securities.

     (aa) "Subsidiary" shall mean any corporation (other than the Employer) in an unbroken chain of corporations beginning with the Employer if, at the relevant time, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                                   ARTICLE II
                                    THE PLAN

     2.1 Name. This plan shall be known as the Company's "1991 Stock Incentive Plan."

     2.2 Purpose. The purpose of the Plan is to advance the interests of the Company, its shareholders, and any Subsidiary of the Company, by offering certain Employees an opportunity to acquire or increase their proprietary interests in the Company. Options and Awards will promote the growth and profitability of the Company, and any Subsidiary of the Company, because Grantees will be provided with an additional incentive to achieve the Company's objectives through participation in its success and growth.

     2.3 Effective Date. The Plan shall become effective on December 13, 1991.

     2.4 Termination Date. No further Options or Awards shall be granted hereunder on or after December 12, 2001, but all Options or Awards granted prior to that time shall remain in effect in accordance with their terms; provided, however, that the Plan shall terminate, and all Options or Awards theretofore granted or awarded shall become void and may not be exercised, on December 13, 1992, if the shareholders of the Company shall not by that date have approved the Plan's adoption.

                                   ARTICLE III
                                   ELIGIBILITY

     The persons eligible to participate in this Plan shall consist only of those Employees whose participation the Committee determines is in the best interests of the Company.

                                   ARTICLE IV
                                 ADMINISTRATION

     4.1 Duties and Powers of the Committee.

         (a) The Plan shall be administered by the Committee. The Committee shall select one of its members as its Chairman and shall hold its meetings at such times and places as it may determine. The Committee shall keep minutes of its meetings and shall make such rules and regulations for the conduct of its business as it may deem necessary. The Committee shall have the power to act by unanimous written consent in lieu of a meeting, and shall have the right to meet telephonically. In administering the Plan, the Committee's actions and determinations shall be binding on all interested parties.

         (b) The Committee shall have the power to grant Options or Awards in accordance with the provisions of the Plan. Subject to the provisions of the Plan, the Committee shall have the discretion and authority to determine those individuals to whom Options or Awards will be granted and whether such Options shall be accompanied by the right to receive Reload Options, the number of shares of Stock subject to each Option or Award, such other matters as are specified herein, and any other terms and conditions of an Option Agreement or Restriction Agreement. Without limiting any of the foregoing, the adoption of the Plan by the Board shall be deemed to be a delegation of its authority to determine that the consideration received or to be received by the Company for shares of Stock to be issued under Options or Awards is adequate.

         (c) To the extent not inconsistent with the provisions of the Plan, the Committee shall have the authority to amend or modify an outstanding Option Agreement or Restriction Agreement, or to waive any provision thereof, provided that the Grantee consents to such action.

     4.2 Interpretation: Rules. Subject to the express provisions of the Plan, the Committee also shall have complete authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, and to make all other determinations necessary or advisable in the administration of the Plan, including, without limitation, the amending or altering of any Options or Awards granted hereunder as may be required to comply with or to conform to any federal, state or local laws or regulations.

     4.3 No Liability. Neither any member of the Board nor any member of the Committee shall be liable to any person for any act or determination made in good faith with respect to the Plan or any Option or Award granted hereunder.

     4.4 Majority Rule. A majority of the members of the Committee shall constitute a quorum, and any action taken by a majority at a meeting at which a quorum is present, or any action taken without a meeting evidenced by a writing executed by all the members of the Committee, shall constitute the action of the Committee.

     4.5 Company Assistance. The Company shall supply full and timely information to the Committee on all matters relating to eligible persons, their employment, death, retirement, disability or other termination of employment, and such other pertinent facts as the Committee may require. The Company shall furnish the Committee with such clerical and other assistance as is necessary in the performance of its duties.

                                    ARTICLE V
                         SHARES OF STOCK SUBJECT TO PLAN

     5.1 Limitations.

         (a) Subject to any antidilution adjustment pursuant to the provisions of Section 5.2 hereof, the maximum number of shares of Stock that may be issued hereunder shall be 650,000. Shares subject to an Option or issued as an Award may be either authorized and unissued shares or shares issued and later acquired by the Company. The shares covered by any unexercised portion of an Option that has terminated for any reason (except as set forth in the following paragraph), or any forfeited portion of an Award (except any portion as to which the Grantee has received, and not forfeited, dividends or other benefits of ownership other than voting rights) may again be optioned or awarded under the Plan, and such shares shall not be considered as having been optioned or issued in computing the number of shares of Stock remaining available for option or award hereunder.

         (b) Pursuant to rules adopted by the American Stock Exchange, unless and until the shareholders of the Company have approved the adoption of the
Plan:

             (i) options may not be granted nor Awards made with respect to more than 5% of the outstanding Stock in any one year; and

             (ii) all arrangements adopted by the Company in any 5-year period (including but not limited to the Plan) shall not authorize, in the aggregate, the issuance of more than 10% of the Stock.

In both cases, in calculating the percentage of Stock to be issued in the aggregate, there shall be excluded from such calculations Stock previously covered by Options, Awards and other arrangements that have expired or have been canceled.

     5.2 Antidilution.

         (a) In the event that the outstanding shares of Stock are changed into or exchanged for a different number or kind of shares or other securities of the

Company by reason of merger, consolidation, reorganization, recapitalization, reclassification, combination or exchange of shares, stock split or stock dividend, or in the event that any spin-off, spin-out or other distribution of assets materially affects the price of the Company's stock:

               (i) The aggregate number and kind of shares of Stock for which Options or Awards may be granted hereunder shall be adjusted proportionately by the Committee; and

               (ii) The rights of Optionees (concerning the number of shares subject to Options and the Option Price) under outstanding Options and the rights of the holders of Awards (concerning the terms and conditions of the lapse of any then-remaining restrictions), shall be adjusted proportionately by the Committee.

          (b) If the Company shall be a party to any reorganization in which it does not survive, involving merger, consolidation, or acquisition of the stock or substantially all the assets of the Company, in its discretion the Committee may:

               (i) notwithstanding other provisions hereof, declare that all Options granted under the Plan shall become exercisable immediately notwithstanding the provisions of the respective Option Agreements regarding exercisability, that all such Options shall terminate a specified period of time after the Committee gives written notice of the immediate right to exercise all such Options and of the decision to terminate all Options not exercised within such period, and that all then-remaining restrictions pertaining to Awards under the Plan shall immediately lapse; and/or

               (ii) notify all Grantees that all Options or Awards granted under the Plan shall be assumed by the successor corporation or substituted on an equitable basis with options or restricted stock issued by such successor corporation.

          (c) If the Company is to be liquidated or dissolved in connection with a reorganization described in paragraph 5.2(b), the provisions of such paragraph shall apply. In all other instances, the adoption of a plan of dissolution or liquidation of the Company shall, notwithstanding other provisions hereof, cause all then-remaining restrictions pertaining to Awards under the Plan to lapse, and shall cause every Option outstanding under the Plan to terminate to the extent not exercised prior to the adoption of the plan of dissolution or liquidation by the shareholders, provided that, notwithstanding other provisions hereof, the Committee may declare all Options granted under the Plan to be exercisable at any time on or before the fifth business day following such adoption notwithstanding the provisions of the respective Option Agreements regarding exercisability.

         (d) The adjustments described in paragraphs (a) through (c) of this
Section 5.2, and the manner of their application, shall be determined solely by the Committee, and any such adjustment may provide for the elimination of fractional share interests. The adjustments required under this Article V shall apply to any successors of the Company and shall be made regardless of the number or type of successive events requiring such adjustments.

                                   ARTICLE VI
                                     OPTIONS

     6.1 Types of Options Granted. Within the limitations provided herein, Options may be granted to one Employee at one or several times or to different Employees at the same time or at different times, in either case under different terms and conditions, as long as the terms and conditions of each Option are consistent with the provisions of the Plan. Without limitation of the foregoing, Options may be granted subject to conditions based on the financial performance of the Company or any other factor the Committee deems relevant.

     6.2 Option Grant and Agreement. Each Option granted or modified hereunder shall be evidenced (a) by either minutes of a meeting or a written consent of the Committee, and (b) by a written Option Agreement executed by the Company and the Optionee. The terms of the Option, including the Option's duration, time or times of exercise, exercise price, whether the Option is intended to be an ISO, and whether the Option is to be accompanied by the right to receive a Reload Option, shall be stated in the Option Agreement. Separate Option Agreements shall be used for Options intended to be ISO's and those not so intended, but any failure to use such separate Agreements shall not invalidate, or otherwise adversely affect the Optionee's rights under and interest in, the Options evidenced thereby.

     6.3 Optionee Limitations. The Committee shall not grant an ISO to any person who, at the time the ISO would be granted:

         (a) is not an Employee; or

         (b) owns or is considered to own stock possessing more than 10% of the total combined voting power of all classes of stock of the Employer, or any Parent or Subsidiary of the Employer; provided, however, that this limitation shall not apply if at the time an ISO is granted the Option Price is at least 110% of the Fair Market Value of the Stock subject to such Option and such Option by its terms would not be exercisable after the expiration of five years from the date on which the Option is granted. For the purpose of this paragraph
(b), a person shall be considered to own (i) the stock owned, directly or indirectly, by or for his brothers and sisters (whether by the whole or half blood), spouse, ancestors and lineal descendants, (ii) the stock owned, directly or indirectly, by or for a corporation, partnership, estate, or trust in proportion to such person's stock interest, partnership interest or beneficial interest therein, and

(iii) the stock which such person may purchase under any outstanding options of the Employer or of any Parent or Subsidiary of the Employer.

     6.4 $100.000 Limitation. Except as provided below, the Committee shall not grant an ISO to, or modify the exercise provisions of outstanding ISO's held by, any person who, at the time the ISO is granted (or modified), would thereby receive or hold any incentive stock options (as described in Code section 422) of the Employer and any Parent or Subsidiary of the Employer, such that the aggregate Fair Market Value (determined as of the respective dates of grant or modification of each option) of the stock with respect to which such incentive stock options are exercisable for the first time during any calendar year is in excess of $100,000; provided, that the foregoing restriction on modification of outstanding ISO's shall not preclude the Committee from modifying an outstanding ISO if, as a result of such modification and with the consent of the Optionee, such Option no longer constitutes an ISO; and provided that, if the $100,000 limitation described in this Section 6.4 is exceeded, an Option that otherwise qualifies as an ISO shall be treated as an ISO up to the limitation and the excess shall be treated as an Option not qualifying as an ISO. The preceding sentence shall be applied by taking options intended to be ISO's into account in the order in which they were granted.

     6.5 Option Price. The Option Price under each Option shall be determined by the Committee. However, the Option Price shall not be less than 50% of the Fair Market Value of the Stock, or in the case of an ISO less than the Fair Market Value of the Stock, in each case on the date that the Option is granted (or, in the case of an ISO that is subsequently modified, on the date of such modification).

     6.6 Exercise Period. The period for the exercise of each Option granted hereunder shall be determined by the Committee, but

         (a) the Option Agreement with respect to each Option intended to be an ISO shall provide that such Option shall not be exercisable after the expiration of ten years from the date of grant (or modification) of the Option, and

         (b) no Option granted to an Employee who is also an Officer shall be exercisable prior to the expiration of six months from the date such Option is granted, other than in the case of the death or disability of such Employee.

     6.7 Option Exercise.

         (a) Unless otherwise provided in the Option Agreement, an Option may be exercised at any time or from time to time during the term of the Option as to any or all whole shares that have become Purchasable under the provisions of the Option, but not at any time as to less than 100 shares unless the remaining shares that have become so Purchasable are less than 100 shares. The Committee shall have the authority to prescribe in any Option Agreement that the Option may be exercised only in accordance with a vesting schedule during the term of the Option.

          (b) An Option shall be exercised by (i) delivery to the Treasurer of the Company at its principal office of written notice of exercise with respect to a specified number of shares of Stock, and (ii) payment to the Company at that office of the full amount of the Option Price for such number of shares.

          (c) The Option Price shall be paid in full upon the exercise of the Option; provided, however, that the Committee may provide in an Option Agreement that, in lieu of cash, all or any portion of the Option Price may be paid by tendering to the Company shares of Stock duly endorsed for transfer and owned by the Optionee, to be credited against the Option Price at the Fair Market Value of such shares on the date of exercise (however, no fractional shares may be so transferred, and the Company shall not be obligated to make any cash payments in consideration of any excess of the aggregate Fair Market Value of shares transferred over the aggregate Option Price).

          (d) In addition to and at the time of payment of the Option Price, the Optionee shall pay to the Company in cash the full amount of any federal, state and local income, employment or other taxes required to be withheld from the income of such Optionee as a result of such exercise; provided, however, that in the discretion of the Committee any Option Agreement may provide that all or any portion of such tax obligations, together with additional taxes not exceeding the actual additional taxes to be owed by the Optionee as a result of such exercise, may, upon the irrevocable election of the Optionee, be paid by tendering to the Company whole shares of Stock duly endorsed for transfer and owned by the Optionee, or by authorization to the Company to withhold shares of Stock otherwise issuable upon exercise of the Option, in either case in that number of shares having a Fair Market Value on the date of exercise equal to the amount of such taxes thereby being paid, and subject to such restrictions as to the approval and timing of any such election as the Committee may from time to time determine to be necessary or appropriate to satisfy the conditions of the exemption set forth in Rule 16b-3 under the 1934 Act.

          (e) The holder of an Option shall not have any of the rights of a shareholder with respect to the shares of Stock subject to the Option until such shares have been issued upon the exercise of the Option.

     6.8 Nontransferability of Option. No Option or any rights therein shall be transferable by an Optionee other than by will or the laws of descent and distribution, or pursuant to a Qualified Domestic Relations Order. During the lifetime of an Optionee, an Option granted to that Optionee shall be exercisable only by such Optionee (or by such Optionee's guardian or other legal representative, should one be appointed).

     6.9 Termination of Employment. The Committee shall have the power to specify, with respect to the Options granted to any particular Optionee, the effect upon such Optionee's right to exercise an Option of the termination of such Optionee's employment under various circumstances, which effect may include immediate or deferred termination of such Optionee's rights under an Option, or acceleration of the date at which an Option may be exercised in full.

     6.10 Employment Rights. Options granted under the Plan shall not be affected by any change of employment so long as the Optionee continues to be an Employee. Nothing in the Plan or in any Option Agreement shall confer on any person any right to continue in the employ of the Company or any Subsidiary of the Company, or shall interfere in any way with the right of the Company or any such Subsidiary to terminate such person's employment at any time.

     6.11 Certain Successor Options. To the extent not inconsistent with the terms, limitations and conditions of Code section 422, and any regulations promulgated with respect thereto, an Option issued in respect of an option held by an employee to acquire stock of any entity acquired, by merger or otherwise, by the Company (or any Subsidiary of the Company) may contain terms that differ from those stated in this Article VI, but solely to the extent necessary to preserve for any such employee the rights and benefits contained in such predecessor option, or to satisfy the requirements of Code section 424(a).

     6.12 Conditions to Issuing Option Stock. The Company shall not be required to issue or deliver any Stock purchased upon the full or partial exercise of any Option granted hereunder prior to fulfillment of all of the following conditions:

          (a) The admission of such shares to listing on all stock exchanges on which the Stock is then listed;

          (b) The completion of any registration or other qualification of such shares that the Company shall determine to be necessary or advisable under any federal or state law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, or the Company's determination that an exemption is available from such registration or qualification;

          (c) The obtaining of any approval or other clearance from any federal or state governmental agency that the Company shall determine to be necessary or advisable; and

          (d) The lapse of such reasonable period of time following exercise as shall be appropriate for reasons of administrative convenience.

     Unless the shares of Stock covered by the Plan shall be the subject of an effective registration statement under the Securities Act of 1933, as amended, stock certificates issued and delivered to Optionees shall bear such restrictive legends as the Company shall deem necessary or advisable pursuant to applicable federal and state securities laws.

                                   ARTICLE VII

                                RESTRICTED STOCK

     7.1 Awards of Restricted Stock.

          (a) The Committee may grant Awards of Restricted Stock upon determination by the Committee, acting pursuant to the delegation by the Board of authority to make such determinations, that the value or other benefit to the Company of the services of a Grantee theretofore performed or to be performed as a condition of the lapse of restrictions applicable to such Restricted Stock, or the benefit to the Company of the incentives created by the issuance thereof, is adequate consideration for the issuance of such shares. Each Award shall be governed by a Restriction Agreement between the Company and the Grantee. Each Restriction Agreement shall contain such restrictions, terms and conditions as the Committee may, in its discretion, determine, and may require that an appropriate legend be placed on the certificates evidencing the subject Restricted Stock.

          (b) Shares of Restricted Stock granted pursuant to an Award hereunder shall be issued in the name of the Grantee as soon as reasonably practicable after the Award is granted, provided that the Grantee has executed the Restriction Agreement governing the Award, the appropriate blank stock powers and, in the discretion of the Committee, an escrow agreement and any other documents which the Committee may require as a condition to the issuance of such shares. If a Grantee shall fail to execute the foregoing documents, within any time period prescribed by the Committee, the Award shall be null and void. At the discretion of the Committee, Restricted Stock issued in connection with an Award shall be deposited together with the stock powers with an escrow agent designated by the Committee. Unless the Committee determines otherwise and as set forth in the Restriction Agreement, upon delivery of the Restricted Stock to the escrow agent, the Grantee shall have all of the rights of a shareholder with respect to such Restricted Stock, including the right to vote the Restricted Stock and to receive all dividends or other distributions paid or made with respect to the Restricted Stock.

     7.2 Non-Transferability. Until any restrictions upon Restricted Stock awarded to a Grantee shall have lapsed in a manner set forth in Section 7.3, such shares of Restricted Stock shall not be transferable other than by will or the laws of descent and distribution, or pursuant to a Qualified Domestic Relations Order, nor shall they be delivered to the Grantee.

     7.3 Lapse of Restrictions. Restrictions upon Restricted Stock awarded hereunder shall lapse at such time or times (but, with respect to any Award to an Employee who is also an Officer, not less than six months after the date of the Award) and on such terms and conditions as the Committee may, in its discretion, determine at the time the Award is granted or thereafter.

     7.4 Termination of Employment. The Committee shall have the power to specify, with respect to each Award granted to any particular Employee, the effect upon such Grantee's rights with respect to such Restricted Stock of the termination of such Grantee's employment under various circumstances, which effect may include immediate or deferred forfeiture of such Restricted Stock or acceleration of the date at which any then-remaining restrictions shall lapse.

     7.5 Treatment of Dividends. At the time an Award of Restricted Stock is made the Committee may, in its discretion, determine that the payment to the Grantee of any dividends, or a specified portion thereof, declared or paid on such Restricted Stock shall be (i) deferred until the lapsing of the relevant restrictions, and (ii) held by the Company for the account of the Grantee until such time. In the event of such deferral, there shall be credited at the end of each year (or portion thereof) interest on the amount of the account at the beginning of the year at a rate per annum determined by the Committee. Payment of deferred dividends, together with interest thereon, shall be made upon the lapsing of restrictions imposed on such Restricted Stock, and any dividends deferred (together with any interest thereon) in respect of Restricted Stock shall be forfeited upon any forfeiture of such Restricted Stock.

     7.6 Delivery of Shares. Within a reasonable period of time following the lapse of the restrictions on shares of Restricted Stock, the Committee shall cause a stock certificate to be delivered to the Grantee with respect to such shares. Such shares shall be free of all restrictions hereunder, except that if the shares of stock covered by the Plan shall not be the subject of an effective registration statement under the Securities Act of 1933, as amended, such stock certificates shall bear such restrictive legends as the Company shall deem necessary or advisable pursuant to applicable federal and state securities laws.

                                  ARTICLE VIII
                 TERMINATION, AMENDMENT AND MODIFICATION OF PLAN

The Board may at any time, (i) cause the Committee to cease granting Options and Awards, (ii) terminate the Plan, or (iii) in any respect amend or modify the Plan; provided, however, that the Board (unless its actions are approved or ratified by the shareholders of the Company within twelve months of the date the Board amends the Plan) may not amend the Plan to:

     (a) Materially increase the number of shares of Stock subject to the Plan;

     (b) Materially change or modify the class of persons that may participate in the Plan; or

     (c) Otherwise materially increase the benefits accruing to participants under the Plan.

     No termination, amendment or modification of the Plan shall affect adversely an Optionee's rights under an Option Agreement or Restriction Agreement without the consent of the Grantee or his legal representative.

                                   ARTICLE IX
                                 MISCELLANEOUS

     9.1 Replacement or Amended Grants. At the sole discretion of the Committee, and subject to the terms of the Plan, the Committee may modify outstanding Options or Awards or accept the surrender of outstanding Options or Awards and grant new Options or Awards in substitution for them. However no modification of an Option or Award shall adversely affect a Grantee's rights under an Option Agreement or Restriction Agreement without the consent of the Grantee or his legal representative.

     9.2 Forfeiture for Competition. If a Grantee provides services to a competitor of the Company or any of its Subsidiaries, whether as an employee, officer, director, independent contractor, consultant, agent or otherwise, such services being of a nature that can reasonably be expected to involve the skills and experience used or developed by the Grantee while an Employee, then that Grantee's rights under any Options outstanding hereunder shall be forfeited and terminated, and any shares of Restricted Stock held by such Grantee subject to remaining restrictions shall be forfeited, subject in each case to a determination to the contrary by the Committee.

     9.3 Plan Binding on Successors. The Plan shall be binding upon the successors of the Company.

     9.4 Gender. Whenever used herein, the masculine pronoun shall include the feminine gender.

     9.5 Headings Not a Part of Plan. Headings of Articles and Sections hereof are inserted for convenience and reference, and do not constitute a part of the Plan.

                                                                      APPENDIX C

                       INTELLIGENT SYSTEMS CORPORATION

               PROXY SOLICITED ON BEHALF OF BOARD OF DIRECTORS


The undersigned, a shareholder of common stock, $.01 par value (the "Common Stock") of Intelligent Systems Corporation, a Georgia corporation (the "Company") hereby appoints J. Leland Strange and Bonnie L. Herron, and each of them with full power of substitution, proxies to vote at the Annual Meeting of Stockholders of the Company to be held on June 6, 1997 at 4:00 p.m., local time, and at any adjournment of adjournments thereof, hereby revoking any proxies heretofore given, to vote all shares of Common Stock of the Company held or owned by the undersigned as of the record date, April 11, 1997 as directed on the reverse, and in their discretion, upon such other matters as may come before the meeting.

                         (TO BE SIGNED ON REVERSE SIDE)


                                                             SEE REVERSE
                                                                 SIDE

[X]  Please mark your
     votes as in this
     example.

THIS PROXY WILL BE VOTED AS DIRECTED.  IF NO INSTRUCTIONS ARE
SPECIFIED, THE PROXY WILL BE VOTED "FOR" PROPOSAL 1, "FOR" THE
ELECTION OF EACH OF THE NOMINEES NAMED IN PROPOSAL 2, AND "FOR"
PROPOSAL 3.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY

                    FOR    WITHHELD      NOMINEES:                                                      FOR    AGAINST  ABSTAIN
                                         in the Proxy Statement      1.  Approval of the amendment to   [ ]    [     ]  [    ]
2. ELECTION         [  ]   [      ]                                      the Company's Bylaws
   OF                                     J. Leland Strange
   DIRECTORS                              Donald A. McMahan
For, except vote withheld from the        James V. Napier            3.  Approval of the amendment to   [ ]    [     ]  [    ]
following nominee(s):                     John B. Peatman                the Company's 1991 Stock
                                          Parker H. Petit                Incentive Plan

-----------------------------------------------

SIGNATURE(S)                              DATE             , 1997    SIGNATURE(S)                     DATE            , 1997
            -------------------------          ------------                     ---------------------     ------------
NOTE: Please sign as your name appears hereon, Joint owners should each sing.  When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.  If the signer is a corporation, the full corporate name should be signed by a duly authorized officer.
